FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Second Quarter 2025 Results
- Infrastructure: Improved financial flexibility with recent refinancing transactions -
- Life Sciences: R2 continuing to see significant year over year growth in system unit sales -
- Spectrum: Launched fourth ATSC 3.0 station in collaboration with large mobile carrier -
NEW YORK, NY, August 5, 2025 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the second quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Increase / (Decrease)	2025	2024	Increase / (Decrease)
Revenue	$242.0	$313.1	(22.7)%	$516.2	$628.3	(17.8)%
Net (loss) income attributable to common stockholders and participating preferred stockholders	$(22.0)	$14.1	(256.0)%	$(46.8)	$(3.6)	(1200.0)%
Basic (loss) earnings per share attributable to common stockholders(1)	$(1.67)	$1.11	(250.5)%	$(3.56)	$(0.35)	(917.1)%
Diluted (loss) earnings per share attributable to common stockholders(1)	$(1.67)	$1.03	(262.1)%	$(3.56)	$(0.35)	(917.1)%
Total Adjusted EBITDA(2)	$15.7	$26.7	(41.2)%	$22.9	$39.5	(42.0)%

(1) Basic and diluted (loss) earnings per common share for the three months and six months ended June 30, 2024, has been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.
(2) Reconciliation of GAAP to Non-GAAP measures follows

Commentary

“INNOVATE continued its strong progress across our operating segments this quarter, particularly in maintaining disciplined execution and pursuing strategic opportunities that support long-term value creation. Our recent refinancing transactions will allow us to focus on executing our strategic plans,” said Avie Glazer, Chairman of INNOVATE. “The Infrastructure segment's adjusted backlog remained strong at $1.3 billion in the second quarter and we are proud of the team's ongoing dedication to acquiring new projects that will ensure long-term growth. In Life Sciences, we are seeing significantly stronger interest following the FDA approval of MediBeacon's TGFR system announced in January, while R2 remains on its strong growth trajectory. The Spectrum segment declined slightly in performance year-over-year, illustrating a tough, changing, marketplace in the first half of the year.”

“We continue to execute on our strategic priorities across INNOVATE, with a focus on long-term value creation,” said Paul Voigt, Interim CEO of INNOVATE. “DBM maintained their strong backlog in the second quarter and anticipates continued momentum in the third quarter. R2 continues to drive growth with shipments outside North America and at Spectrum, the team is well-positioned for a stronger second half. We also recently completed refinancing transactions that, among other things, extends our debt maturities.”

Second Quarter 2025 and Recent Highlights
•On August 4, 2025, INNOVATE closed a series of previously announced indebtedness refinancing transactions that, among other things, extend the Company's debt maturities.
◦The refinancing transactions include (i) the initial closing of an exchange offer and consent solicitation with respect to the Company’s senior secured notes, (ii) privately negotiated exchanges of certain of the Company's convertible senior notes, (iii) amendment and extension of the Company’s 2020 Revolving Credit Agreement, (iv) amendment and extension of the Company's Continental General Insurance Company (“CGIC”) note, as well as the exchange of a portion of the Company's preferred stock held by CGIC in exchange for increasing the principal amount of that note, (v) amendment and extension of the Spectrum Notes, and (vi) amendment and extension of the R2 Technologies, Inc. (“R2”) note.
Infrastructure
•DBM Global ("DBMG") reported second quarter 2025 revenue of $233.1 million, a decrease of 23.6%, compared to $305.2 million in the prior year quarter. Net income attributable to INNOVATE was $5.5 million, compared to $21.0 million for the prior year quarter. Adjusted EBITDA decreased to $19.3 million from $32.5 million in the prior year quarter.
•DBMG reported gross margin of 17.9% in the second quarter, a compression of approximately 230 basis points year-over-year and Adjusted EBITDA margin of 8.3% in the second quarter, a compression of approximately 240 basis points year-over-year.
•DBMG’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $1.3 billion as of June 30, 2025, compared to reported and adjusted backlog of $1.0 billion and $1.1 billion, respectively, as of December 31, 2024.
•As previously announced, DBMG has entered into an amended and restated credit agreement that provides for an $85 million term loan and a $135 million revolving credit facility (the “Credit Facility”), which was used to fully repay DBMG’s existing debt obligations and provide additional working capital capacity. The Credit Facility will expire May 20, 2030.

Life Sciences
•The National Medical Products Administration (“NMPA”) in China approved the MediBeacon® TGFR Monitor and TGFR Sensor for the assessment of kidney function in patients with normal or impaired renal function. Lumitrace® (relmapirazin) injection, categorized as a drug in China, continues to be under review and is targeted for approval in late 2025.
•R2 reported second quarter 2025 revenue of $3.2 million, an 88.2% increase compared to $1.7 million in the prior year quarter.
•R2's gross worldwide system unit sales grew 124.5% in the second quarter of 2025 compared to the prior year quarter.
•R2 reached an agreement, to, among other things, extend the maturity of R2 Technologies' 20.0% senior secured promissory note to Lancer Capital to August 1, 2026. The amended R2 Note will have an interest rate of 12% and remove certain exit and default fees. All interest and fees (including a 5% extension fee) accrued through August 4, 2025, will be added to the principal amount.

Spectrum
•Broadcasting reported second quarter 2025 revenue of $5.7 million, compared to $6.2 million in the prior year quarter. Net loss attributable to INNOVATE was $6.1 million compared to $5.0 million in the prior year quarter. Adjusted EBITDA was $1.0 million, compared to $1.5 million in the prior year quarter.
•After softer ad sales and network churn in the first half, Spectrum is now seeing a number of new network launches along with projected improvement in fourth quarter ad sales.

•New datacasting initiatives with ATSC 3.0 promise to soon generate revenues. Spectrum's launch of three ATSC 3.0 stations for a large mobile carrier will be exploring new datacasting commercial opportunities.
•Reached an agreement with the note holders of Spectrum’s 8.50% and 11.45% Notes to, among other things, extend the maturity of such notes to September 30, 2026.
Second Quarter 2025 Financial Highlights
•Revenue: For the second quarter of 2025, INNOVATE's consolidated revenue was $242.0 million, a decrease of 22.7%, compared to $313.1 million for the prior year quarter. The decrease was primarily driven by our Infrastructure segment and to a lesser extent by our Spectrum segment, which was partially offset by an increase at our Life Sciences segment. The decrease at our Infrastructure segment was primarily driven by the timing and size of projects at Banker Steel, DBMG's commercial structural steel fabrication and erection business, the industrial maintenance and repair business and the construction modeling and detailing business, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business in the comparable period, which also had increased activity in the comparable period on certain large commercial construction projects that have since been completed or are nearing completion in the current period. The decrease at our Spectrum segment was primarily driven by the loss of certain customers and a decrease in direct response advertising, which was partially offset by the launch of new networks subsequent to the comparable period. The increase at our Life Sciences segment was attributable to R2, primarily driven by increases in Glacial Spa unit sales, consumable sales and Glacial fx unit sales outside North America, as well as an increase in Glacial fx unit sales and consumable sales in North America. The increase was partially offset by a decrease in Glacial Rx unit sales in North America.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Increase / (Decrease)	2025	2024	Increase/(Decrease)
Infrastructure	$233.1	$305.2	$(72.1)	$498.0	$613.1	$(115.1)
Life Sciences	3.2	1.7	1.5	6.3	2.7	3.6
Spectrum	5.7	6.2	(0.5)	11.9	12.5	(0.6)
Consolidated INNOVATE	$242.0	$313.1	$(71.1)	$516.2	$628.3	$(112.1)

•Net Loss: For the second quarter of 2025, INNOVATE reported a Net loss attributable to common stockholders and participating preferred stockholders of $22.0 million, or $1.67 per fully diluted share, compared to Net income of $14.1 million, or $1.03 per fully diluted share, for the prior year quarter, which has been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024. The decrease in Net income was primarily due to a net decrease in gross profit of $20.0 million, a $11.7 million decrease in other operating income, a $6.7 million increase in tax expense, a $4.9 million increase in interest expense, and a $0.5 million decrease in other income, net, which was partially offset by a decrease in selling, and general and administrative (“SG&A”) expenses of $7.8 million, a decrease of $1.1 million in loss from equity investees. The net decrease in gross profit was primarily driven by our Infrastructure segment due to timing and size of projects that have since been completed or are nearing completion in the current period, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business in the comparable period. The decrease in other operating income was primarily driven by our Infrastructure segment as a result of unrepeated gains on lease modifications and unrepeated gains on the sale of various properties in the comparable period, as well as various losses on the sale of properties and a loss on lease modification in the current period. The increase in tax expense was primarily driven by the impact of projected pre-tax results on the annual effective tax rate and the limitations on the utilization of net operating losses (“NOL”) by INNOVATE's U.S. consolidated group as a result of the Internal Revenue Code Section 382 and the Tax Cuts and Jobs Act's 80 percent limitation on NOLs incurred after 2017. The increase in interest expense was primarily attributable to increases in exit fees and a higher outstanding principal balance at our Life Sciences segment as a result of the capitalization of unpaid interest into the principal balance subsequent to the comparable period. The decrease in SG&A expenses was primarily driven by our Infrastructure segment as a result of a decrease in compensation-related expenses due to timing. The overall decrease in loss from equity investees was due to Pansend being unable to recognize any losses from MediBeacon as Pansend's net carrying amount of its investment in MediBeacon was zero during the second quarter.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Increase / (Decrease)	2025	2024	Increase / (Decrease)
Infrastructure	$5.5	$21.0	$(15.5)	$10.1	$25.4	$(15.3)
Life Sciences	(6.5)	(3.8)	(2.7)	(14.1)	(8.3)	(5.8)
Spectrum	(6.1)	(5.0)	(1.1)	(11.5)	(9.8)	(1.7)
Non-Operating Corporate	(12.7)	2.1	(14.8)	(28.8)	(10.4)	(18.4)
Other and eliminations	—	0.1	(0.1)	—	0.1	(0.1)
Net (loss) income attributable to INNOVATE Corp.	$(19.8)	$14.4	(34.2)	$(44.3)	$(3.0)	$(41.3)
Less: Preferred dividends	2.2	0.3	1.9	2.5	0.6	1.9
Net (loss) income attributable to common stockholders and participating preferred stockholders	$(22.0)	$14.1	$(36.1)	$(46.8)	$(3.6)	$(43.2)

•Adjusted EBITDA: For the second quarter of 2025, Total Adjusted EBITDA was $15.7 million compared to Total Adjusted EBITDA of $26.7 million for the prior year quarter. The decrease in Adjusted EBITDA was primarily driven by our Infrastructure segment and to a lesser extent our Spectrum segment, which was partially offset by an increase at our Life Sciences segment and to a lesser extent our Non-Operating Corporate segment. The decrease at our Infrastructure segment was primarily driven by a decrease in revenue and gross margins at DBMG's commercial structural steel fabrication and erection business, a decrease in revenue at Banker Steel and a decrease in revenue and gross margins at the construction modeling and detailing business, due to timing of certain large commercial construction projects that have since been completed or are nearing completion in the current period. This decrease was partially offset by an improvement in gross margins at the industrial maintenance and repair business, and a decrease in recurring SG&A expenses, primarily driven by a decrease in compensation-related expenses due to timing. The decrease at our Spectrum segment was driven by the decrease in revenue. The increase in Adjusted EBITDA at our Life Sciences segment was primarily driven by a decrease in equity method losses recognized from MediBeacon, as Pansend was unable to recognize any losses from MediBeacon due to Pansend's net carrying amount of its investment in MediBeacon being zero during the second quarter, as well as an increase in gross profit at R2 due to the increase in revenue, and a decrease in SG&A expenses at R2. The increase in Adjusted EBITDA at our Non-Operating Corporate segment driven by a decrease in SG&A expenses primarily due to a decrease in legal fees following legal matters settled subsequent to the comparable period, as well as a slight decrease in employee-related expenses, accounting and other professional expenses and insurance expense.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Increase / (Decrease)	2025	2024	Increase/(Decrease)
Infrastructure	$19.3	$32.5	$(13.2)	$36.0	$50.8	$(14.8)
Life Sciences	(2.6)	(4.8)	2.2	(11.3)	(9.0)	(2.3)
Spectrum	1.0	1.5	(0.5)	2.4	3.1	(0.7)
Non-Operating Corporate	(2.0)	(2.5)	0.5	(4.2)	(5.4)	1.2
Other and eliminations	—	—	—	—	—	—
Total Adjusted EBITDA	$15.7	$26.7	$(11.0)	$22.9	$39.5	$(16.6)

•Balance Sheet: As of June 30, 2025, INNOVATE had cash and cash equivalents, excluding restricted cash, of $33.4 million compared to $48.8 million as of December 31, 2024. On a stand-alone basis, as of June 30, 2025, our Non-Operating Corporate segment had cash and cash equivalents of $3.1 million compared to $13.8 million as of December 31, 2024.

Conference Call
INNOVATE will host a live conference call to discuss its second quarter 2025 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-877-704-4453 (Domestic Toll Free) / 1-201-389-0920 (Toll/International)
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 13754924
*Available approximately three hours after the end of the conference call through August 19, 2025.
About INNOVATE
INNOVATE is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,100 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-U.S. GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding: discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, (gains) losses on lease modifications, and asset impairment expense; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; realignment and exit costs; and acquisition and disposition costs.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, “forward-looking statements.” Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, negotiation of definitive terms, holder participation, fulfillment or waiver of closing conditions and successful settlement of each of the refinancing transactions described in this press release, expectations for performance of new projects and realization of revenue from the backlog at DBMG and the Infrastructure segment, anticipated success from the continued sale of new products in the Life Sciences segment, necessary regulatory approvals of products and potential applications of the TGFR with clinicians in the Life Sciences segment, potential commercial opportunities in datacasting, the deployment of new technologies and launching of new networks and stations at the Spectrum segment, our ability to remain in compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility, including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; our ability to continue operating as a going concern; the impact on our business and financial condition of our substantial indebtedness and any significant additional indebtedness and other financing obligations we may incur; our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all; our dependence on the retaining and recruitment of key personnel; volatility in the trading price of our common stock; the impact of potential supply chain disruptions, labor shortages and increases in overall price levels, including in steel and transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisitions, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of any cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; and the possibility of indemnification claims arising out of divestitures of businesses.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except shares and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$242.0	$313.1	$516.2	$628.3
Cost of revenue	196.4	247.5	425.1	514.1
Gross profit	45.6	65.6	91.1	114.2
Operating expenses:
Selling, general and administrative	35.1	42.9	72.9	82.4
Depreciation and amortization	4.4	4.4	8.8	8.8
Other operating loss (income)	1.2	(10.5)	1.1	(8.6)
Income from operations	4.9	28.8	8.3	31.6
Other (expense) income:
Interest expense	(21.4)	(16.5)	(41.6)	(33.7)
Loss from equity investees	—	(1.1)	(5.9)	(2.3)
Other (expense) income, net	(0.3)	0.2	3.7	(1.0)
(Loss) income from operations before income taxes	(16.8)	11.4	(35.5)	(5.4)
Income tax (expense) benefit	(4.2)	2.5	(11.3)	(0.8)
Net (loss) income	(21.0)	13.9	(46.8)	(6.2)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	1.2	0.5	2.5	3.2
Net (loss) income attributable to INNOVATE Corp.	(19.8)	14.4	(44.3)	(3.0)
Less: Preferred dividends	2.2	0.3	2.5	0.6
Net (loss) income attributable to common stockholders and participating preferred stockholders	$(22.0)	$14.1	$(46.8)	$(3.6)

(Loss) earnings per common share(1)
Basic	$(1.67)	$1.11	$(3.56)	$(0.35)
Diluted	$(1.67)	$1.03	$(3.56)	$(0.35)

Weighted-average common shares outstanding(1)
Basic	13,146,750	8,920,485	13,130,930	8,392,923
Diluted	13,146,750	14,425,756	13,130,930	8,392,923

(1) Basic and diluted (loss) earnings per common share and basic and diluted weighted-average common shares outstanding for the three months and six months ended June 30, 2024, have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)
(Unaudited)

	June 30, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$33.4	$48.8
Accounts receivable, net	242.7	194.0
Contract assets	83.0	106.3
Inventory	20.7	20.8
Other current assets	18.6	21.0
Total current assets	398.4	390.9
Investments	4.4	3.6
Deferred tax asset	1.6	1.6
Property, plant and equipment, net	132.1	133.6
Goodwill	126.9	126.7
Intangibles, net	168.6	172.4
Other assets	58.9	62.3
Total assets	$890.9	$891.1
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$80.2	$84.8
Accrued liabilities	125.4	109.7
Current portion of debt obligations	477.5	162.2
Contract liabilities	172.8	109.1
Other current liabilities	17.2	17.2
Total current liabilities	873.1	483.0
Deferred tax liability	4.5	4.4
Debt obligations	160.1	500.6
Other liabilities	42.5	46.8
Total liabilities	1,080.2	1,034.8
Commitments and contingencies
Temporary equity
Preferred Stock Series A-3 and Preferred Stock Series A-4, $0.001 par value	17.9	16.1
Shares authorized: 20,000,000; Shares issued and outstanding: 6,125 of Series A-3 and 10,000 of Series A-4
Redeemable non-controlling interest	(0.8)	(0.5)
Total temporary equity	17.1	15.6
Stockholders’ deficit
Common stock, $0.001 par value	—	—
Shares authorized: 250,000,000
Shares issued: 13,499,991 and 13,410,179, respectively
Shares outstanding: 13,336,149 and 13,261,379, respectively
Additional paid-in capital	349.2	350.1
Treasury stock, at cost: 163,842 and 148,800 shares, respectively	(5.6)	(5.4)
Accumulated deficit	(566.2)	(521.9)
Accumulated other comprehensive loss	(2.2)	(3.2)
Total INNOVATE Corp. stockholders’ deficit	(224.8)	(180.4)
Non-controlling interest	18.4	21.1
Total stockholders’ deficit	(206.4)	(159.3)
Total liabilities, temporary equity and stockholders’ deficit	$890.9	$891.1

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

(in millions)	Three Months Ended June 30, 2025
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$5.5	$(6.5)	$(6.1)	$(12.7)	$—	$(19.8)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.1	0.1	1.2	—	—	4.4
Depreciation and amortization (included in cost of revenue)	3.0	—	—	—	—	3.0
Other operating loss	1.2	—	—	—	—	1.2
Interest expense	2.4	5.2	3.9	9.9	—	21.4
Other expense (income), net	—	—	2.3	(2.0)	—	0.3
Income tax expense	2.1	—	—	2.1	—	4.2
Non-controlling interest	0.6	(1.4)	(0.4)	—	—	(1.2)
Share-based compensation expense	—	—	—	0.7	—	0.7
Realignment and exit costs	1.4	—	0.1	—	—	1.5
Adjusted EBITDA	$19.3	$(2.6)	$1.0	$(2.0)	$—	$15.7

(in millions)	Three Months Ended June 30, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$21.0	$(3.8)	$(5.0)	$2.1	$0.1	$14.4
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.9	0.1	1.3	0.1	—	4.4
Depreciation and amortization (included in cost of revenue)	3.8	0.1	—	—	—	3.9
Other operating (income) loss	(10.5)	—	0.1	(0.1)	—	(10.5)
Interest expense	2.0	1.0	3.4	10.1	—	16.5
Other (income) expense, net	(0.3)	(0.3)	2.1	(1.6)	(0.1)	(0.2)
Income tax expense (benefit)	10.9	—	—	(13.4)	—	(2.5)
Non-controlling interest	2.0	(2.0)	(0.5)	—	—	(0.5)
Share-based compensation expense	—	0.1	—	0.3	—	0.4
Realignment and exit costs	0.7	—	—	—	—	0.7
Acquisition and disposition costs	—	—	0.1	—	—	0.1
Adjusted EBITDA	$32.5	$(4.8)	$1.5	$(2.5)	$—	$26.7

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

(in millions)	Six Months Ended June 30, 2025
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$10.1	$(14.1)	$(11.5)	$(28.8)	$—	$(44.3)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	6.2	0.2	2.4	—	—	8.8
Depreciation and amortization (included in cost of revenue)	6.5	—	—	—	—	6.5
Other operating loss	1.1	—	—	—	—	1.1
Interest expense	4.5	9.7	7.6	19.8	—	41.6
Other (income) expense, net	(0.3)	(4.5)	4.5	(3.4)	—	(3.7)
Income tax expense	4.4	—	—	6.9	—	11.3
Non-controlling interest	1.0	(2.8)	(0.7)	—	—	(2.5)
Share-based compensation expense	—	0.2	—	1.3	—	1.5
Realignment and exit costs	2.5	—	0.1	—	—	2.6
Adjusted EBITDA	$36.0	$(11.3)	$2.4	$(4.2)	$—	$22.9

(in millions)	Six Months Ended June 30, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$25.4	$(8.3)	$(9.8)	$(10.4)	$0.1	$(3.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.9	0.2	2.6	0.1	—	8.8
Depreciation and amortization (included in cost of revenue)	7.8	0.1	—	—	—	7.9
Other operating (income) loss	(8.9)	—	0.1	0.2	—	(8.6)
Interest expense	4.7	1.9	6.8	20.3	—	33.7
Other (income) expense, net	(1.1)	1.7	4.1	(3.6)	(0.1)	1.0
Income tax expense (benefit)	13.4	—	—	(12.6)	—	0.8
Non-controlling interest	2.4	(4.8)	(0.8)	—	—	(3.2)
Share-based compensation expense	—	0.2	—	0.6	—	0.8
Realignment and exit costs	1.2	—	—	—	—	1.2
Acquisition and disposition costs	—	—	0.1	—	—	0.1
Adjusted EBITDA	$50.8	$(9.0)	$3.1	$(5.4)	$—	$39.5